UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2008

Eclipsys Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24539	65-0632092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Ravinia Drive, Atlanta, Georgia		30346
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(404) 847-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2008, Eclipsys Corporation ("Eclipsys"), an acquisition subsidiary of Eclipsys, Premise Corporation ("Premise"), and certain stockholders of Premise entered into an Agreement and Plan of Merger (the "Merger Agreement") for Eclipsys to acquire all of the outstanding equity interests of Premise, a privately held industry leader in patient flow software solutions. The Merger Agreement provides for a purchase price of $38.5 million cash, subject to certain holdback escrow provisions and working capital adjustments. The acquisition was approved by the Boards of Directors of Eclipsys and Premise.

Eclipsys completed the acquisition of Premise pursuant to the Merger Agreement on December 31, 2008, at which time Premise merged with the Eclipsys acquisition subsidiary, with Premise surviving the merger as a wholly owned subsidiary of Eclipsys.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of Premise disclosed in Item 1.01 of this Current Report, Eclipsys borrowed on December 29, 2008 $38.0 million under Eclipsys’ $125 million senior secured revolving credit facility (the "Credit Facility"). Net of the previously disclosed initial borrowing of $51.0 million, an additional $16.0 million borrowed to finance a portion of the purchase price for Eclipsys’ acquisition of MediNotes Corporation in October 2008, and $1.9 million of a collateralized letter of credit, $18.1 million remains available under the Credit Facility.

All loans under the Credit Facility may be prepaid at any time and are due and payable on the date the Credit Facility terminates (currently scheduled for August 26, 2011), subject to certain mandatory prepayment obligations as described in the credit agreement governing the Credit Facility (the "Credit Agreement"). There is no scheduled amortization of the loans prior to the due date. Interest payments under the Credit Facility are due periodically on the interest payment dates specified in the Credit Agreement.

All outstanding principal and accrued interest under the Credit Facility could, at the option of the lending parties (or, automatically would, in the case of certain bankruptcy events), become immediately due and the Credit Facility could be terminated upon customary events of default, including, among other things: failure to make required payments on the Credit Facility; material misrepresentation; failure to comply with certain agreements or covenants; failure to pay certain other indebtedness; certain events of bankruptcy; failure to pay certain judgments; material ERISA defaults; and certain change of control events (as defined in the Credit Agreement).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eclipsys Corporation

January 5, 2009	By:	/s/ Robert M. Saman

Name: Robert M. Saman
Title: Assistant General Counsel and Assistant Corporate Secretary